Exhibit 99.1

Callan JMB CEO and Management Team Invest $1.5 Million in Common-Only Transaction at a Premium of $1.10 Per Share, Reinforcing Confidence in Growth Strategy

SPRING BRANCH, Texas, Nov. 12, 2026 (GLOBE NEWSWIRE) — Callan JMB Inc. (NASDAQ: CJMB) (“Callan JMB” or the “Company”), a provider of logistics, emergency preparedness, and critical supply chain solutions for the healthcare industry and government organizations, today announced that CEO Wayne Williams and members of its executive leadership team have invested $1.5 million personally through the purchase of common stock at a premium of $1.10 per share.

The investment underscores management’s conviction in Callan JMB’s strategic direction, operational progress, and short- and long-term growth opportunities.

“Our leadership team is putting its own capital to work because we believe in the path ahead,” said Wayne Williams, Chief Executive Officer of Callan JMB. “This is a direct expression of our confidence in the Company’s strategy, and our commitment to building value alongside shareholders.”

The investment arrives as Callan JMB has recently completed multiple important initiatives across healthcare preparedness, expanded pharmaceutical supply chain infrastructure, increased advanced manufacturing, and launched strategic partnerships with U.S. government-focused programs, achieving the goal of strengthening domestic healthcare resiliency and critical medical supply chains. Management believes the Company’s rapidly growing pipeline of business opportunities positions it to capitalize on rising demand while executing its plan for growth and operational excellence.

“We believe the strongest signal we can send is to invest our own capital at a price that is at a multiple above the current market, but still at what we perceive to be a discount to the true value of our shares. Investing alongside our shareholders demonstrates our confidence in the company,” said Christopher Shields, Interim Chief Financial Officer. “We remain focused on disciplined execution and creating sustainable value for all stakeholders.”

Proceeds from the investment are expected to support strategic growth initiatives and other corporate objectives that significantly strengthen the Company’s market position.

Shareholder Alignment

By committing personal capital at this level, Callan JMB’s executive leadership is further aligning its interests with those of shareholders. The investment reinforces management’s total confidence in the Company’s strategic initiatives and its commitment to responsible stewardship of shareholder capital.

The shares purchased do not benefit from any registration rights and may only be sold or transferred in accordance with the holding periods and other conditions prescribed by SEC Rule 144.

About Callan JMB Inc.

Callan JMB Inc. (NASDAQ: CJMB) provides logistics, infrastructure, and operational services supporting the healthcare industry, emergency management agencies, government organizations, and other entities responsible for maintaining essential services. The Company’s capabilities include product fulfillment, specialty packaging, warehousing, cold-chain logistics, monitoring, regulatory compliance, emergency preparedness, and response operations. Through continued expansion, Callan JMB is leveraging its expertise in critical infrastructure and supply chain management to address challenges of national importance.

Investor Contact

Valter Pinto

Managing Director

KCSA Strategic Communications

CallanJMB@kcsa.com

(212) 896-1254

Media Contact

Arian Hopkins

ahopkins@callanjmb.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of applicable federal securities laws. Such statements include, but are not limited to, statements regarding the Company’s growth strategy, business opportunities, operational expansion, healthcare preparedness initiatives, manufacturing capabilities, supply chain objectives, expected market demand, strategic partnerships, workforce development initiatives, and other statements that are not historical facts. These forward-looking statements are based on current expectations and assumptions and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied. Investors are encouraged to review the Company’s filings with the U.S. Securities and Exchange Commission for a discussion of factors that could affect future results. The Company undertakes no obligation to update any forward-looking statements except as required by law.